UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ________________________________________

FORM 8-K
 ________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2014

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comScore, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

 ________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
comScore, Inc. (the “Company”) previously disclosed that Mike Harris and Jeff Dunstan, individually and on behalf of a class of similarly situated individuals, filed a lawsuit against the Company in the United States District Court for the Northern District of Illinois, Eastern Division, alleging, among other things, violations by the Company of the Stored Communications Act, the Electronic Communications Privacy Act, Computer Fraud and Abuse Act and the Illinois Consumer Fraud and Deceptive Practices Act as well as unjust enrichment. The complaint sought unspecified damages, including statutory damages per violation and punitive damages, injunctive relief and reasonable attorneys’ fees of the plaintiffs. Subsequently, the plaintiffs filed an amended complaint which, among other things, removed the claim relating to alleged violations of the Illinois Consumer Fraud and Deceptive Practices Act, and the District Court issued an order certifying a class for only three of the four claims, refusing to certify a class for unjust enrichment. Discovery is completed and trial is anticipated to begin during the second quarter of 2014.
On May 30, 2014, the Company and the plaintiffs in such litigation proposed a tentative settlement subject to approval by the District Court. Pursuant to the proposed terms, the Company will be required to establish a $14 million settlement fund from which class member claims, attorneys’ fees and incentive awards, costs, and administrative expenses would be paid. If approved, the proposed settlement would also require the Company to alter its privacy policy and implement certain additional protocols to ensure that its privacy practices remain consistent with its disclosures to consumers. The Company anticipates the net impact of the proposed settlement to be a reduction in 2014 free cash flow of less than $5 million.
The information in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.
Forward Looking Statements
This Form 8-K contains forward-looking statements about the potential settlement of the aforementioned litigation by the Company, including the expected financial and operational effects to the Company. The statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, approval of the terms of a settlement agreement by the District Court and the other parties thereto.
The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site ( http://www.sec.gov ).
Stockholders of the Company are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: June 2, 2014